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                                                                     Exhibit 4.5

                      FIRST AMENDMENT TO RIGHTS AGREEMENT

     This Agreement (the "Amendment"), dated effective May 1, 1997, is entered into by and among ChemFirst Inc., a Mississippi corporation (the "Company"), KeyCorp Shareholder Services, Inc., an Ohio corporation (the "Initial Rights Agent") and Bank of New York (the "Successor Rights Agent"), a New York trust company.

     WHEREAS, the Company and the Initial Rights Agent have entered into a Rights Agreement, dated as of October 30, 1996 (the "Agreement"); and

     WHEREAS, the Company wishes to appoint the Successor Rights Agent as successor rights agent to the Initial Rights Agent pursuant to Section 21 of the Agreement; and

     WHEREAS, Section 27 of the Agreement provides, among other things, that prior to the Distribution Date (as such term is defined in the Agreement), the Company may, and the Initial Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of certificates representing shares of Common Stock.

     NOW, THEREFORE, the Company, the Initial Rights Agent and the Successor Rights Agent agree as follows:

1. The Initial Rights Agent is removed as Rights Agent and the Successor Rights Agent is appointed as Successor Rights Agent effective May 1, 1997.

2. The cover page of the Agreement is hereby amended by deleting the words "KeyCorp Shareholders Services, Inc." and replacing such words with "Bank of New York."

3. The first page of the Agreement is hereby amended by replacing "dated as of October 30, 1996 (the "Agreement"), between ChemFirst Inc., a Mississippi corporation (the

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"Company"), and KeyCorp Shareholder Services, Inc., an Ohio corporation (the
"Rights Agent") with "dated as of October 30, 1996 (the "Agreement"), between ChemFirst Inc., a Mississippi corporation (the "Company"), and Bank of New York (the "Rights Agent"), successor to KeyCorp Shareholder Services, Inc., a New York trust company."

4. Section 1(e) of the Agreement is hereby amended by replacing the words "New York or Ohio" with the word "New York."

5. Section 3(c) of the Agreement is hereby amended by inserting the following language before the beginning of the last sentence: Any certificates representing shares of Common Stock bearing the foregoing legend shall be deemed to refer to Bank of New York as the Rights Agent. On and after May 1, 1997, certificates representing shares of Common Stock required to bear the foregoing legend may, in the alternative, bear the foregoing legend as modified by replacing "KeyCorp Shareholder Services, Inc." with "Bank of New York."

6. Section 26 of the Agreement is hereby amended by replacing:

   KeyCorp Shareholder Services, Inc.
   127 Public Square, 15th Floor
   Cleveland, OH 44114-1306
   Attn: Shareholder Services

with:

   Bank of New York
   101 Barclay St., Floor 12W
   New York, NY  10286
   Attn: Stock Transfer Administration

7. Exhibit A to the Agreement is hereby amended by replacing "dated as of October 30, 1996 (the "Rights Agreement"), between ChemFirst Inc., a Mississippi corporation (the
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"Company"), and KeyCorp Shareholder Services, Inc., an Ohio corporation (the
"Rights Agent")" with "dated as of October 30, 1996, as amended from time to time (the "Rights Agreement"), between ChemFirst Inc., a Mississippi corporation (the "Company"), and Bank of New York (the "Rights Agent"), successor to KeyCorp Shareholder Services, Inc., an Ohio corporation."

      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ATTEST:                            CHEMFIRST INC.

By: /s/ James L. McArthur          By:  /s/ R.M. Summerford
   ----------------------------       -----------------------------
   Name:  James L. McArthur           Name:  R. M. Summerford
   Title: Secretary & Manager,        Title: Vice President & Chief
          Investor Relations                 Financial Officer


ATTEST:                            KEYCORP SHAREHOLDER SERVICES, INC.

By: /s/ Greg Edgehouse             By: /s/ William Cloonan
   ----------------------------       -----------------------------
   Name:  Greg Edgehouse              Name:  William Cloonan
   Title: V.P. & Assoc. Counsel       Title: Assistant Secretary


ATTEST:                            BANK OF NEW YORK

By: /s/ Robert Rinaudo            By: /s/ Jeffrey Grosse
   ----------------------------       -----------------------------
   Name:  Robert Rinaudo              Name:  Jeffrey Grosse
   Title: Assistant Treasurer         Title: Vice President